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                                                                    EXHIBIT 23.2
                             RWD TECHNOLOGIES, INC.
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of RWD Technologies, Inc. (the "Company") pertaining to the RWD Technologies, Inc. 1997 Employee Stock Purchase Plan, of our report dated January 23, 1998, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial schedules included therein, previously filed with the Securities and Exchange Commission.



                                                      /s/ Arthur Andersen L.L.P.


Baltimore, Maryland
April 13, 1998